UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 28, 2011

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code:	(563)-272-7400

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

Amendment and Restatement of Existing Revolving Credit Facility

HNI Corporation has increased the borrowing capacity, reduced the interest rate and extended the term of its credit facility by amending the facility.

The Corporation, certain subsidiaries of the Corporation, the lenders and Wells Fargo Bank, National Association, as administrative agent, entered into an Amended and Restated Credit Agreement (the "Credit Agreement") on September 28, 2011.  The Credit Agreement amends and restates the Corporation's existing revolving credit facility dated June 11, 2010 (the "Existing Facility"), a copy of which was previously filed as Exhibit 10.1 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended April 2, 2011.

The Corporation increased its borrowing capacity under the Credit Agreement from $150,000,000 to $250,000,000 and has the option to increase its borrowing capacity by an additional $100,000,000.  The Corporation also extended the term of the Existing Facility under the Credit Agreement from June 11, 2014, to the earlier of (i) September 28, 2016 or (ii) a date 90 days prior to the maturity date of the Corporation's senior notes (April 6, 2016), subject to certain exceptions.

The Corporation effectively decreased interest payable under the Credit Agreement by reducing the percentage spread applicable to both alternate base rate and traditional LIBOR (a publicly published rate) revolving loans.  Under the Existing Facility, the percentage spread for one-month LIBOR alternate base rate loans ranged from 1.25% to 2.25% and traditional LIBOR loans ranged from 2.25% to 3.00% depending on the Corporation's consolidated leverage ratio.  Under the Credit Agreement, the ranges of those percentage spreads were reduced to 0.25% to 1.25% for one-month LIBOR alternate base rate loans and 1.25% to 2.25% for traditional LIBOR loans.  The Corporation also effectively decreased the quarterly commitment fee payable under the Credit Agreement by decreasing the rate range from 0.375% - 0.625% to 0.20% - 0.40% depending on the Corporation's consolidated leverage ratio.

The Corporation increased the limit under the Credit Agreement on its consolidated leverage ratio to 3.50 to 1.00 for the four quarters following any qualifying debt financed acquisition.  The Credit Agreement also contains customary affirmative and negative covenants for credit facilities of this type.  The covenants permit the Corporation to use proceeds of the loans and letters of credit to provide for the working capital and general corporate requirements of the Corporation, including acquisitions, payment of dividends and stock repurchases.  All other material terms and conditions of the Credit Agreement remain unchanged from the Existing Facility.

Some of the lenders or their affiliates perform commercial banking, investment banking, underwriting and other financial advisory services for the Corporation, for which they receive customary compensation.

The foregoing description of the Credit Agreement and related matters is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 2 – Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

The following exhibit relating to Item 1.01 is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, including all schedules and exhibits, dated as of September 28, 2011, by and among HNI Corporation, as borrower, certain domestic subsidiaries of HNI Corporation, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	September 30, 2011	By	/s/ Steven M. Bradford
Steven M. Bradford Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, including all schedules and exhibits, dated as of September 28, 2011, by and among HNI Corporation, as borrower, certain domestic subsidiaries of HNI Corporation, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent